Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

March 15, 2013

Mr. Jens Okland

Senior Vice President

STATOIL NATURAL GAS LLC

120 Long Ridge Road

Stamford, CT 06902

Re:	Early Termination of:

(1)	Terminal Expansion Agreement Cove Point Between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC dated September 1, 2006, as amended April 2009, September 22, 2009 and January 26, 2011 (Terminal Expansion Agreement)

(2)	FTS Service Agreement Between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC dated January 26, 2011 (FTS Agreement)

(3)	Agreement for Reinforcement of the Cove Point Pier (Large Ship Project) between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC dated December 14, 2007, as amended January 26, 2011 (Pier Reinforcement Agreement) (collectively, referred to as “Cove Point Expansion Agreements”)

Dear Jens:

This letter agreement (“Agreement”) sets forth the terms and provisions under which Dominion Cove Point LNG, LP (“DCP”) and Statoil Natural Gas LLC (“Statoil”) have agreed to terminate the above referenced Cove Point Expansion Agreements effective the earlier of May 1, 2017 or the In-Service Date of DCP’s Liquefaction Project (“Early Termination”):

1.	Upon execution of this Agreement, Statoil and DCP mutually agree to the Early Termination of the Cove Point Expansion Agreements, except as noted in the “survival” provisions in the underlying agreements, subject to the below provisions.

2.	The Early Termination shall occur if by March 29, 2013: (a) DCP or any DCP affiliate has executed, agreed in principle, entered into or otherwise consented to an agreement(s) for DCP or any DCP affiliate to provide LNG export service at the DCP LNG terminal (“Third Party Agreement”) which represents 100% of the capacity of DCP’s export project (the “Cove Point Liquefaction Project” in FERC Docket No. PF12-16); and (b) DCP receives the necessary Board approval authorizing DCP to construct, own, operate and maintain its Cove Point Liquefaction Project. DCP shall notify Statoil no later than 5:00 p.m. Eastern on March 29, 2013 whether the conditions in (a) and (b) above have been satisfied. If the conditions in (a) and (b) above are not satisfied by March 29, 2013, this Agreement shall be null and void and shall have no effect whatsoever.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

3.	If Statoil receives notice from DCP no later than 5:00 p.m. Eastern on March 29, 2013 that the conditions (a) and (b) set forth in Paragraph 2 above have been satisfied, Statoil shall pay to DCP a total amount of $*** (Statoil Payment), which shall be paid in four equal annual payments (equaling $***), where the first annual payment shall be due September 1, 2013, and the remaining annual payments shall be due on each succeeding September 1 until the Statoil Payment is paid in full by Statoil to DCP. By no later than September 1, 2016, the aggregate payments made by Statoil to DCP shall equal the total Statoil Payment. If Statoil fails to pay amounts due hereunder, interest on past due amounts shall be computed based on the rate set forth in Section 154.501(d) of the FERC’s regulations, prorated for the numbers of days from the due date of payment until the actual date of payment. The payment obligations hereunder shall be considered obligations due under each of the underlying agreements, and covered by the respective performance guarantees entered into by Statoil, ASA in favor of Dominion Cove Point LNG, LP.

4.	Upon satisfaction of the conditions (a) and (b) set forth in Paragraph 2 above, and upon receipt of all payments due under Paragraph 3, the Cove Point Expansion Agreements shall terminate the earlier of: (i) May 1, 2017, or (ii) the in-service date of DCP’s Liquefaction Project (Effective Date), and as of that date, shall no longer have any force and effect, except as noted in the “survival” provisions in the underlying agreements. Nothing herein shall affect the rights and obligations under the Cove Point Expansion Agreements, including the underlying monthly payment obligations, prior to the Effective Date of this Agreement.

5.	The terms of this Agreement shall be subject to the Confidentiality provisions under Section 13.13 of the Terminal Expansion Agreement, as amended November 2012. Provided further, both DCP and Statoil shall consult with one another concerning the form and substance of any public disclosure of the matters covered in this Agreement, unless such public disclosure is required by law, as determined by the disclosing party. In the event that this Agreement becomes null and void in accordance with Paragraph 2 above, Section 13.13 of the Terminal Expansion Agreement shall be amended to reflect the terms agreed to by DCP and Statoil in the April 2012 amendment.

6.	To the extent required, DCP will seek FERC approval/acceptance of the Early Termination of the Cove Point Expansion Agreements, and Statoil agrees to use reasonable efforts to support DCP’s efforts to obtain such approval/acceptance.

7.	Statoil agrees that it will not oppose DCP’s efforts to obtain FERC, and any other governmental and regulatory authorizations for its Cove Point Liquefaction Project, provided, however, that Statoil shall be entitled to object to or oppose any attempt by any entity, including DCP or an affiliate, to (a) allocate costs associated with the Cove Point Liquefaction Project to DCP’s Part 284 services, or (b) materially diminish DCP’s Part 284 services.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

8.	This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

If the foregoing is in accordance with our mutual understanding, please so indicate by signing and dating this Agreement, and the accompanying duplicate original of this Agreement, as indicated below and by returning both executed originals to my attention no later than 5:00 pm eastern standard time on March 20, 2013. Copies of original signatures sent by facsimile, or PDF, transmission shall be binding as evidence of acceptance and agreement.

Once your copies are received, I will return a fully executed original for your files. If a signed copy is not received by DCP by such time and date, this Agreement shall be void and of no force or effect.

Sincerely,

/s/ Donald R. Raikes

Donald R. Raikes

ACCEPTED AND AGREED:

DOMINION COVE POINT LNG, LP		STATOIL NATURAL GAS LLC

By its general partner, Dominion Cove Point LNG Company, LLC
		By:	/s/ Jens Okland
Mr. Jens Okland
By:	/s/ Donald R. Raikes	Title:	Senior Vice President
Title:	Vice President, Transmission Marketing	Date: 3/19/13
and Customer Services
Date: 3/19/13